UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 3)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2010

SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION
(Exact name of Registrant as specified in its charter)

California	000-254888	33-0230641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2377 W. Foothill Blvd., Suite #18, Upland, CA 91786
(Address of principal executive offices, including zip code)

(801) 810-9888
(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

EXPLANATORY NOTE

Pursuant to correspondence dated February 1, 2011, from the Securities and Exchange Commission (the “SEC”), this Amendment No. 3 is being filed to amend the Company’s Current Report on Form 8-K, as filed with the SEC on July 9, 2010, and as amended on November 22, 2010 and January 10, 2011, to supplement such filings with additional information.

ITEM 2.01     Completion of Acquisition or Disposition of Assets.

The Pro Water Acquisition

On July 7, 2010, Sustainable Environmental Technologies Corporation (the “Company”) entered into the Pro Water Acquisition Agreement with Pro Water LLC, a Utah limited liability company (the “Pro Water”).  Pursuant to the Pro Water Acquisition Agreement the Company purchased all of the issued and outstanding Membership Interests of Pro Water from Metropolitan Real Estate, LLC, a New York limited liability company (“Metropolitan”).

Under the terms of the Pro Water Acquisition Agreement, the Company acquired 100% of the equity of Pro Water from its sole member, and Pro Water will become a wholly-owned subsidiary of the Registrant in exchange for the payment of 20,000,000 shares of the Company’s restricted common stock, a secured convertible promissory note payable quarterly over the period of one year from the closing date in the amount of $2,000,000 million, with an interest rate of 5% and a conversion feature at the option of the holder into shares of the Company’s common stock at a price of $0.10 per share.  The note is secured by all the assets of Pro Water and the wastewater treatment facility owned by the Company. Metropolitan Real Estate LLC is an entity controlled by Horst Franz Geicke, a significant shareholder of the Company.

On July 12, 2010, the terms of the Pro Water Acquisition Agreement were amended pursuant to Amendment No. 1 to Pro Water Acquisition Agreement as attached hereto and incorporated herein as Exhibit 99.4, whereby the number of shares of common stock paid for Pro Water was increased to 33,333,333 (from 20,000,000), and the conversion rate of the $2,000,000 related secured convertible promissory note, which previously all converted at $0.10 at the option of the holder, such amended to so that $1,600,000 of the note may be converted at $0.20 per share and $400,000 may be converted at $0.025 per share.  The convertible note is due based on the following: $100,000 paid on or before September 30, 2010, $200,000 paid on or before December 31, 2010, $200,000 paid on or before March 31, 2011 and the remaining amount of $1,500,000 with unpaid interest on or before June 30, 2011. The $100,000 payment due in September 2010 was paid in October 2010. On January 14, 2011, the terms of the convertible note were amended.

The closing of the Pro Water Acquisition Agreement and the Amendment No. 1 to Pro Water Acquisition Agreement (collectively the “Acquisition”), represented a change in control of the Company.  For accounting purposes, this change in control constitutes a re-capitalization of the Company, and the acquisition has been accounted for as a reverse merger whereby we, as the legal acquirer, are treated as the acquired entity, and Pro Water, as the legal subsidiary, is treated and the acquiring company with the continuing operations.

The Company filed a Current Report on Form 8-K, as filed with the SEC on July 9, 2010, and as amended on November 22, 2010 and January 10, 2011, as incorporated by reference, however this amendment is  to supplement such filings with additional information as noted below.

FORM 10 INFORMATION

ITEM 1.     BUSINESS

Company History

Sustainable Environmental Technologies Corporation (the “Company”), was originally incorporated in California on July 12, 1985 as International Beauty Supply Ltd. The name of the corporation was changed on May 28, 1993 to L.L. Knickerbocker Co., Inc., and thereafter on January 9, 2003 to RG Global Lifestyles, Inc. On August 2, 2010, the Company filed an amendment to its Articles of Incorporation with the California Secretary of State to change its name to Sustainable Environmental Technologies Corporation. The common stock of the Company is quoted on the over-the-counter Bulletin Board (“OTC Bulletin Board”) under the symbol “SETS.”

The Company has two wholly owned subsidiaries, SET IP Holdings LLC, a Utah limited liability company and Pro Water LLC, a Utah limited liability company.

Business of Issuer

The Company is a company dedicated to responsible resource utilization through the strategic balance of Environmental, Societal and Economic growth. Headquartered in Southern California, The Company is setting the standard for responsible principles of Sustainable Development.  These steadfast values are evident through patented technologies and strategic acquisitions, which solve environmental issues with an economic advantage. The Company limits their customer’s environmental impact while conserving valuable and diminishing resources that are essential to future generations.

Current and future services include, and are expected to include innovative echo-technologies that provide patented treatment, recovery, reclamation and re-injection services for produced water (associated with the oil and gas industry) and complete sustainable energy solutions that that bridge the gap between existing energy inefficient buildings and the sustainable development and design needs of tomorrow.

In addition to these areas of expertise, the Company provides customized services that include design, construction management, operation and maintenance services, and equipment manufacturing for industrial and municipal sectors.  With strategic partnerships, through prominent global manufacturers and distributors, the Company has access to a worldwide sales and distribution network.

Company Transactions

Pro Water Acquisition

On July 7, 2010, the Company entered into the Pro Water Acquisition Agreement with Pro Water LLC, a Utah limited liability company (“Pro Water”).  Pursuant to the Pro Water Acquisition Agreement, the Company purchased all of the issued and outstanding Membership Interests of Pro Water from Metropolitan Real Estate, LLC, a New York limited liability company (“Metropolitan”).  Metropolitan is an entity controlled by Horst Franz Geicke, a significant shareholder of the Company.

Pursuant to the terms of the Pro Water Acquisition Agreement, in exchange for the payment of 20,000,000 shares of the Company’s restricted common stock, Metropolitan received a secured convertible promissory note payable quarterly over the period of one year from the closing date in the amount of $2,000,000 million, with an interest rate of 5% and a conversion feature at the option of the holder into shares of the Company’s common stock at a price of $0.10 per share.

However, on July 12, 2010, the terms of the Pro Water Acquisition Agreement were amended pursuant to Amendment No. 1 to Pro Water Acquisition Agreement as attached hereto and incorporated herein as Exhibit 99.4,whereby the number of shares of restricted common stock paid was increased to 33,333,333 (from 20,000,000), and the conversion rate of the $2,000,000 related secured convertible promissory note, which previously all converted at $0.10 at the option of the holder, such amended to so that $1,600,000 of the note may be converted at $0.20 per share and $400,000 may be converted at $0.025 per share.

The Acquisition was accounted for as a reverse acquisition in accordance with Accounting Standards Codification (“ASC”) 805 Business Combinations. The Company determined for accounting and reporting purposes that Pro Water was the acquirer because of the significant holdings and influence of the holdings of Mr. Geicke before and after the Acquisition. As a result, of the Acquisition Mr. Geicke will directly and indirectly own in excess of 42% of issued and outstanding common stock of the Company on a diluted basis.  In addition, in connection with the Acquisition certain members of management were required to sign voting agreements.  As of January, these voting agreements expired. As a result of Mr. Geicke’s direct and indirect holdings of the Company, he could elect or appoint or to remove a majority of the members of the governing body of the Company.  He could have influence on the organization as he has provided funding for operations of the Company, prior to the Acquisition, in an attempt to settle debts prior to the reverse acquisition. In addition, he initially had a $2,000,000 million note payable, currently $1,880,000, in which additional influence can be subjected.  In addition, Pro Water is significantly larger than the Company in terms of assets and operations. Additionally, the future operations of Pro Water will be the Company intended primary operations and more indicative of the operations of the consolidated entity on a go forward basis.

Principal Products and Services, and Distribution Methods

Pro Water Injection Well

Our principal product is through Pro Water who owns and operates an injection well disposal refinery in Duchesne, Utah.  The Company acquired Pro Water to expand its water processing services. Through Pro Water’s Blue Bench Deep Injection Well (“DIW”), Pro Water has an established customer base that is currently generating positive monthly cash flows.  Furthermore since January of 2011, business at the DIW well has steadily increased as local governments increase regulations and restrictions for disposing produced water, the DIW’s will remain one of the few available methods for disposing produced water in the near future.

The DIW sits on 10 acres and plans are being prepared for a research and development laboratory.  Pro Water will utilize this laboratory to efficiently test, develop and implement its technologies.  This steady stream of produced water, from various customers allows the development and testing of technologies without the disadvantages of relaying on single third party producers.

Plant DynIX™ Technology

The Company, manufactures plants that utilize its proprietary wastewater treatment technology (“DynIX™”), based on an ion-exchange process for the treatment and reclamation of produced water. The DynIX™ Technology removes sodium and other pollutants from produced water allowing it to be returned to the environment within local, state and federal environmental compliance regulations. The successful removal of the treated produced water in turn allows energy companies to harvest and sell methane, gas and oil associated with such fields.

Recently, the Company has changed its strategy from solely a build to sell manufacturing environment to include a royalty based model whereby the Company would license its DynIX™ Technology to achieve royalty income.  The Company has proposals in various stages; however, currently there are no signed agreements.  The Company intends to receive royalties from customers for every barrel of water treated and purified DynIX™ Technology

MultiGen combines a number of highly efficient, reliable, low emission and commercially proven propriety technologies with its own patent-pending water making technology. This unique integrated solution includes an air to water maker, air-cooled absorption chiller(s), natural gas turbine, heat exchanger, together with a gas compressor, pump, exhaust ducting and controls.  There is also an option to add an automatic power controller that supplies just the right amount of voltage and current to the loads to function optimally.

World Environmental Solutions Pty Ltd.

On August 27, 2010, through its wholly owned subsidiary SET IP Holdings LLC, the Company entered into a Technology Purchase Agreement with World Environmental Solutions Pty Ltd, an Australian company (“WES”), for the purchase of certain technologies, including all intellectual property rights and patents and patent applications, related to water extraction and electricity generation.  Such technologies include systems and products, sold in the Australian market, to provide businesses with the capacity to protect future water supplies as well as cutting-edge materials that enable energy efficient buildings that can survive many natural disasters. The resulting services allow companies and individuals to reduce their carbon footprint without drastically changing their daily lives.

In the third quarter of 2010 the Company, through WES, entered into the WES TPA License Agreement as attached hereto and incorporated by reference as Exhibit 99.7, where we launched MultiGen in Australia.  Preliminary response has exceeded expectations and the first unit will be shipped to Australia next month.  This model represents the first in a line of units that is able to produce water from the air, while overcoming the excessive energy demands of previous models.

SET IP Holding LLC

On August 27, 2010, through our wholly owned subsidiary SET IP Holdings LLC, a Utah limited liability company, the Company entered into a Technology Purchase Agreement with World Environmental Solutions Pty Ltd, an Australian company (“WES”), for the purchase of certain technologies, including all intellectual property rights and patents and patent applications, related to water extraction and electricity generation as disclosed in our Current Report on Form 8-K filed with the SEC on September 3, 2010 as incorporated by reference herein.

Prior Company Businesses

Prior to our current business in water treatment and environmental technologies, and since its inception, the Company, under prior management teams, was involved in several businesses and engaged in various air to water, energy drink, nutraceutical, and other consumer, retail and commercial ventures, all of which have been abandoned to more fully focus on the development of environmental technologies.

In particular, in late 2006, the Company commenced operations in the bottled energy drink and oxygenated water industry as OC Energy Drink.  The Company has discontinued investing in its energy drink line in order to focus its resources on the development of its sustainable environmental technologies and licensing its various technologies. Thus, the OC Energy Drink operations are reflected as discontinued operations since the fourth quarter of 2009.

Status of Publicly Announced New Products and Services

See above for discussions of the Acquisition regarding Pro Water.

Competition

Pro Water has three competitors in Utah.(WDI) Water Disposal Inc. has two injection wells that are located in Roosevelt and are approximately 24 miles further away from the primary oil producers in the vicinity than our well. This is important as the trucking costs are greater than the disposal costs for injecting the water. The closer you are the lower the overall disposal coast will be. The third disposal site is an evaporation pit one mile further than our facility.

DynIX™ currently has direct competition from Ionics, GE Water, and EMIT Water Discharge Technology.  Many of these competitors have established histories of operation and greater financial resources than the Company, enabling them to finance acquisitions and development opportunities, to pay higher prices for the same opportunities, and to develop and support their own operations. In addition, these companies have greater name recognition.

MultiGen Technology is the first of its kind and does not currently have any competition. As far as similar types of green technology that would be similar would be solar panels or windmills. Although both of these systems produce electrical power they do not provide the additional benefits of producing free heating or air conditioning nor do they produce free water as an additional byproduct. MultiGen provides numerous eco-tech solutions that bridge the gap between existing energy inefficient buildings and the sustainable development and design needs of tomorrow.  By providing a complete sustainable solution, each MultiGen is able to provide 65kWh of electricity, up to 2,000 liters of water per day and provide supplemental air conditioning and heating.  MultiGen is able to produce energy at half the price of the grid, while saving up to 400 tons of carbon each year.  With an average ROI of 20 years for solar, MultiGen has an ROI of 5 years and is 78% more efficient than a comparable solar panel installation.

World Environmental Solutions Pty Ltd represents two product lines of the Company. The first is the DynIX system for cleaning Produced Water from Coal Bed Methane CBM or Coal Seam Gas CSG wells as they call them in Australia.   Ionics, GE Water, and EMIT Water Discharge Technology would be the same competitors in Au as we sell against here in the US. Many of these competitors have established histories of operation and greater financial resources than the Company, enabling them to finance acquisitions and development opportunities, to pay higher prices for the same opportunities, and to develop and support their own operations. In addition, many of these companies have greater name recognition. As far as the Multigen technology goes it is so new that there are no direct competitors yet as the product is just being released. . As far as similar types of green technology that would be similar would be solar panels or windmills. Although both of these systems produce electrical power they do not provide the additional benefits of producing free heating or air conditioning nor do they produce free water as an additional byproduct.

Intellectual Property

The Company markets DynIX™, the wastewater technology protected by US patent 6776913 and proprietary know how which is expected to form the basis for further patents filings based on the fundamentals in the issued patent.

Government Approval

When the Pro Water LLC well was permitted a Mechanical Integrity Test (MIT) test was done by the state of Utah. This permit is issued in increments of five years. In addition to this we do monthly reporting of all injection numbers to the Utah Department of Oil, Gas, and Mining (UDOGM).

MultiGen Technology has no government permits required other than standard building and electrical permits that would be required for industrial electric and air conditioning installations.

World Environmental Solutions Pty Ltd has no special permits or regulations needed to sell or service any of our products.

Employees

As of the date of the acquisition, the Company had zero full time and no part time employees. The Company had four consultants that helped with the day-to-day operations, sales and accounting.

As of the date of this filing of this Current Report on Form 8-K, the Company has seven full time and no part time employees. The Company has two consultants that help with the office, accounting and clerical work.

Bankruptcy, Receivership or Similar Proceeding

In the past three years, Pro Water, nor the Company has been involved in any bankruptcy, receivership or any similar proceeding.

ITEM 1A.     RISK FACTORS

The Company is a smaller reporting company, and therefore is not required to provide this Item.

ITEM 2.     FINANCIAL INFORMATION

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words "may," "could," "estimate," "intend," "continue," "believe," "optimistic," "plan," "aim," "will," "likely," "expect" or "anticipate" or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Except for our ongoing securities laws, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.

The following discussion should be read in conjunction with the historical financial statements and related notes thereto of Sustainable Environmental Technologies Corporation including Form 10-K for the fiscal year ended March 31, 2010 as filed with the SEC on July 14, 2010, and the audited and reviewed financial statements of Pro Water included within this filing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with "Selected Financial Data" and our financial statements and related notes appearing elsewhere in this quarterly report.  This discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" in any of our prior SEC filings and elsewhere in this report.

With the acquisition of Pro Water, management plans on utilizing the positive cash flow in addition to raising capital for the operation of the Company and settlement of liabilities. This additional capital will be raised through either debt or equity transactions. Management is currently working to complete stage three of the DIW redesign, which is expected to increase revenue by allowing Pro Water to resale frack water back to customers.

On January 14, 2011, the terms of the convertible note were amended. As of the date of the amendment, the parties agreed the unpaid amount including accrued interest was $1,880,000. The amended terms recognize $1,880,000 as the principal and increased the term from one year to five years. The Company is making 60 monthly payments of $35,478 which commenced in January 2011. The Company is currently determining the accounting treatment for the amendment.

Company Overview

On July 29, 2010, the Company changed its name to Sustainable Environmental Technologies Corporation (the “Company”).

Pro Water Injection Well

On July 7, 2010, the Company acquired Pro Water and its Blue bench Deep Injection Well (“DIW”). Pro Water owns and operates an injection well disposal refinery in Duchesne, Utah.  The Company acquired Pro Water to expand its water processing services. Through Pro Water’s DIW, it has established a customer base that is currently generating positive monthly cash flows.  Furthermore since January of this year, business at the DIW has steadily increased as local governments increase regulations and restrictions for disposing produced water. The DIW’s will remain one of the few, if not the only, available methods for disposing produced water in the near future.

The DIW resides on two five-acre parcels. With the exception of a few outlying buildings, the DIW has been completely redesigned to increase the capacity for production and allow the DIW to operate during the winter months. With the completion of the upgrades and automation, the redesigned DIW is capable of handling over 7,000 barrels per day of produced water.  Efficiency and automation designs allow the DIW to operate with minimal labor while achieving maximum production results. The DIW serves as a show piece, as it is the most modern and innovative injection well in the state of Utah.  Plans are being prepared for a research and development laboratory.  Pro Water will utilize this laboratory to efficiently test, develop and implement its technologies.  This steady stream of produced water, from various customers allows the development and testing of technologies without the disadvantages of relying on single third party producers, which negatively affected the operations of the Wyoming plant.

While there are several key factors to obtaining new business, the ratio of available business per customer is based solely on the number of wells the customer has within the serviceable radius of the injection well.  As new gas wells are developed within the serviceable radius of the well, the ratio of customers to percentage of business will decrease.

 DynIX™ Technology

The Company also manufactures plants that utilize its proprietary (DynIX™) wastewater treatment technology, based on an ion-exchange process for the treatment and reclamation of produced water, from the oil and gas industry. The DynIX™ Technology can be used as a pretreatment that allows systems such as RO filtration to work more efficiency or as a standalone system that removes sodium and other pollutants from produced water allowing it to be returned to the environment within local, state and federal environmental compliance regulations. The successful removal of the treated produced water in turn allows energy companies to harvest and sell methane, gas and oil associated with such fields.

Recently, the Company has changed its strategy from solely a build to sell manufacturing environment to include a royalty based model whereby the Company would license its DynIX™ Technology to achieve royalty income.  The Company has signed licensing agreements for Australia and Asia with World Environmental Solutions Pty Ltd (“WES”).  WES has proposals in various stages; however, currently there are no definitive agreements. The Company expects to receive royalties from customers for every barrel of water treated and purified.

MultiGen Technology

MultiGen technology combines a number of highly efficient, reliable, low emission and commercially proven propriety technologies with its own patent-pending water making technology. This unique integrated solution includes an air to water maker, air-cooled absorption chiller(s), natural gas turbine, and heat exchanger, together with a gas compressor, pump, exhaust ducting and controls.  There is also an option to add an automatic power controller that supplies the right amount of voltage and current to the loads to function optimally.

In the third quarter of 2010 the Company, through World Environmental Solutions Pty Ltd, launched the MultiGen in Australasia.  Preliminary response has exceeded expectations and the first unit will be shipped to Australia next month.  This model represents the first in a line of units that is able to produce water from the air, while overcoming the excessive energy demands of previous models.

World Environmental Solutions Pty Ltd (“WES”)

WES was established in 2004 with the main goal of developing, commercializing and introducing technologies that are innovative, energy efficient and in many aspects unique. To date the resulting products have significant applications and implications across many industries such as residential and commercial construction, mining, air conditioning and importantly the water industry.  Together with its strategic business partners they have introduced a series of superior systems and products into the Australasian market.  These proprietary systems provide businesses with the capacity to protect future water supplies as well as cutting edge materials that enable energy efficient buildings that can survive many natural disasters. Efficiency gains related to the cost of heating and cooling buildings can be as much as 50%. The resulting services allow companies and individuals to reduce their carbon footprint without drastically changing their daily lives.

Prior Company Businesses

Prior to its current business in water treatment in the energy arena, and since its inception, the Company, under prior management teams, was involved in several businesses and engaged in various air to water, energy drink, nutraceutical, and other consumer, retail and commercial ventures, all of which have been abandoned to more fully focus on the development of environmental technologies.

In particular, in late 2006, the Company commenced operations in the bottled energy drink and oxygenated water industry as OC Energy Drink.  The Company has discontinued investing in its energy drink line in order to focus its resources on the development of its sustainable environmental technologies and licensing its various technologies. Thus, the OC Energy Drink operations are reflected as discontinued operations since the fourth quarter of 2009.

Results of Operations for the Three Month Periods Ended June 30, 2010 and Period from October 1, 2009 (Inception) through March 31, 2010

The following table summarizes the results of continuing operations amounts of the Company for the periods and dates shown:

	Three Months	October 1, 2009 (Inception)
	Ended June 30, 2010	to March 31, 2010
Statement of Operations Data:
Revenue	$446,281	$507,313
Cost of revenue	171,866	337,973
Operating expenses	106,799	197,549
Operating income (loss)	167,616	(28,209)
Interest expense	664	274
Net income (loss)	$166,952	$(28,483)

Revenue was $446,281 and $507,313 for the three months ended June 30, 2010 and from October 1, 2009 (Inception) to March 31, 2010, respectively. Revenue for the three months ended June 30, 2010 was 88% of revenue for the period from October 1, 2009 (Inception) to March 31, 2010 due to the DIW being fully operational and winterized during the three months ended June 30, 2010. During the three months ended June 30, 2010, the Company had one (1) customer that accounted for approximately 81% of its revenue and 75% of its accounts receivable at June 30, 2010. For the period from October 1, 2009 (Inception) through March 31, 2010, the Company had two (2) customers that accounted for approximately 65% and 21% of its revenue and 67% and 25% of its accounts receivable at March 31, 2010. The loss of these customers would have a significant impact on the Company’s financial results.

Cost of revenue was $106,799 and $197,549 for the three months ended June 30, 2010 and from October 1, 2009 (Inception) to March 31, 2010, respectively. As a percentage of revenues, cost of revenue was 39% compared to 67% in the prior year period. Principal factors contributing to the decrease in cost of revenue as a percentage of sales included decreases in costs related to revenue recognized, such costs represent labor, depreciation and amortization, equipment rental, supplies, utilities, repair and maintenance. The period from October 1, 2009 (Inception) to March 31, 2010 also included approximately $121,000 of additional oil processing services that were required to heat oil and generate reclaimed oil revenue during the winter months.

Now fully operational, the state of the art DIW is automated and fully winterized.  The injection well has increased capacity and has also improved efficiency for processing produced water, allowing four trucks to simultaneously unload.  This greatly reduces wait times and ultimately results in our customers saving both time and money.  The increased efficiency also allows the facility to process and sell waste oil that is separated from the produced water.   The facility serves as a show place and is first of many planned injection wells for the company.

Total operating expenses were $106,799 and $197,549 for the three months ended June 30, 2010 and from October 1, 2009 (Inception) to March 31, 2010, respectively Operating expenses include management and administrative personnel costs, office costs, accounting fees, depreciation and amortization, legal expense, information systems expense, product marketing, sales expense and research and development expenses.

Liquidity and Capital Resources

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities and other commitments in the normal course of business. The report of our independent auditors contains an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern as a result of recurring losses and negative cash flows. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary if we are unable to continue as a going concern.  With the acquisition of the DIW, management plans to address this ongoing concern by raising additional capital for the operation of the Company and settlement of liabilities through positive cash flows from the Pro Water and raising additional capital through either debt or equity transaction. In addition, management refinanced the DIW for an increased period of three to five years. The refinancing of DIW will allow management to utilize current cash flow to effectively pay down existing debt and provide the necessary capital for future growth.

As shown in the accompanying financial statements, during the quarter ended June 30, 2010 and the period from October 1, 2009 (Inception) to March 31, 2010, the Company generated an operating income (loss) before income taxes of $167,616 and ($28,483), respectively. As of June 30, 2010 and March 31, 2010, the Company had a positive working capital of $156,224 and $329,302, respectively. In view of these matters, realization of a major portion of the assets in the accompanying balance sheets are dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to continue to generate future cash flows through operations.

The Company’s principal sources of liquidity consist of cash and cash equivalents and the contributions from its member. In addition to funding operations, the Company’s principal short-term and long-term liquidity needs have been, and are expected to be, the debt service requirements of its notes payable, capital expenditures and general corporate expense expenses. Due to the acquisition of Pro Water by the Company, management plans on raising additional capital for the operation of Pro Water and settlement of the Company’s liabilities through positive cash flows from the Company and raising additional capital through either debt or equity transaction. Management is currently working to complete stage three of the DIW redesign in which is expected to increase revenue by allowing Pro Water to resale frack water back to customers. In addition, management refinanced the DIW for an increased period of three to five years.  The refinancing of DIW will allow management to utilize current cash flow to effectively pay down existing debt and provide the necessary capital for future growth. There is no assurance that the proceeds from future financings will be sufficient to generate required cash flows. As of June 30, 2010 and the period from October 1, 2009 (Inception) to March 31, 2010, the Company had cash and cash equivalents of $130,508 and $281,310 and liabilities outstanding of $265,598 and $183,083, respectively.

The Company believes that its existing sources of liquidity, along with cash expected to be generated from the issuance of debt and equity securities, will be sufficient to fund its operations, anticipated capital expenditures, working capital and other financing requirements through March 31, 2011. The future of the Company is dependent upon its ability to obtain equity and/or debt financing and ultimately achieving profitable operations from the development of its business segments. During the quarter ended June 30, 2010, the Company funded operations through member contributions. Currently, the Company does not have any commitments or assurances for additional capital.  In order to fund capital expenditures or increase working capital above the current plan, or complete any acquisitions, the Company may seek to obtain additional debt or equity financing. However, the Company cannot provide assurance that such financing will be available to it on favorable terms, or at all. If, after utilizing the existing sources of capital available to the Company, further capital needs are identified and the Company is not successful in obtaining the financing, it may be forced to curtail its existing or planned future operations.

Operating Activities

Cash provided by (used in) operating activities during the three months ended June 30, 2010 and the period from October 1, 2009 (Inception) to March 31, 2010, were $194,249 and ($31,024), respectively.  The primary use of operating cash was to pay consultants and salaries and wages. This was the result of a net income of $166,952 and ($28,483) offset by non-cash items (depreciation and amortization) totaling $22,616 and  $41,494 and net changes in current assets and liabilities of $4,681 and $44,035, respectively.

Investing Activities

Cash used in investing activities during the three months ended June 30, 2010 and the period from October 1, 2009 (Inception) to March 31, 2010 were $492,676 and $463,707, respectively. The primary investing activity was purchase of fixed assets related to the DIW of $462,676 and $463,707 and other assets for $30,000 and $0, respectively.

Financing Activities

Financing cash flows during the three months ended June 30, 2010 and the period from October 1, 2009 (Inception) to March 31, 2010, amounted to $147,625 and $776,041 and consisted of $150,000 and $780,000 of contributed capital and payments on notes payable of $2,375 and $3,959, respectively.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Our management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions.

The methods, estimates, and judgment we use in applying our most critical accounting policies have a significant impact on the results we report in our financial statements. The SEC has defined “critical accounting policies” as those accounting policies that are most important to the portrayal of our financial condition and results, and require us to make our most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based upon this definition, our most critical estimates relate to the fair value of warrant liabilities.  We also have other key accounting estimates and policies, but we believe that these other policies either do not generally require us to make estimates and judgments that are as difficult or as subjective, or it is less likely that they would have a material impact on our reported results of operations for a given period. For additional information see Note 2, “Summary of Significant Accounting Policies” in the notes to our reviewed financial statements appearing elsewhere in this quarterly report and our annual audited financial statements appearing on Form 10-K and Pro Water, LLC audit filed on Form 8-K/A on November 22, 2010. Although we believe that our estimates and assumptions are reasonable, they are based upon information presently available, and actual results may differ significantly from these estimates.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

ITEM 3.     PROPERTIES

As of the date of the Acquisition, Pro Water owned 10 acres in Utah where the DIW resides.

As of the date of the acquisition, the Company rented approximately 1,100 square feet of office space in Upland, California for $1,605 per month and the Company owned 10 acres in Utah where the DIW resides.

As of the date of the filing of this Current Report on Form 8-K, the Company rents approximately 1,800 square feet of office space in Upland, California for $2,405 per month and the Company owns 10 acres in Utah where the DIW resides.

ITEM 4.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the common stock ownership as of the date of the Acquisition of (i) each person known by the Company to be the beneficial owner of five percent (5%) or more of the Company’s common based upon approximately 204,381,232 shares outstanding as of the date of the Acquisition, July 7, 2010, (ii) each officer and director of the Company individually, and (iii) all officers and directors of the Company as a group:

Shareholder	Title of Security	Shares	Percent of Class

Horst Geicke	Common Stock	96,448,184	42.23%
Grant King	Common Stock	19,083,105	8.36%
Keith Morlock	Common Stock	7,100,000	3.11%
Bob Glaser	Common Stock	9,882,000	4.33%

Total		132,513,289	58.02%

For information regarding previously reported beneficial ownership for the fiscal year ended March 31, 2010, please refer to the Company’s 10-K filing with the SEC on July 14, 2010 as incorporated by this reference.

ITEM 5.     DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors, Executive Officers and Significant Employees

As of the date of the Acquisition, the following sets forth certain information about each of the Directors, Executive Officers and Significant Employees of Pro Water and the Company:

GRANT KING, 56, DIRECTOR SINCE 2004, CHIEF EXECUTIVE OFFICER from 2007-2010 and INTERIM CHIEF FINANCIAL OFFICER from July 2010-September 2010 Mr. King has served as General Manager and Managing Director of two major manufacturing and export companies in Bangkok, Thailand since 1990. From September 1996 to September 2000, Mr. King served as President of various wholly-owned subsidiaries of the Company’s predecessor, L.L. Knickerbocker Co., Inc. and between October 2000 and June 2004, Mr. King was managing his own business interests overseas. From 1997 to July 2003, he also served as president and CEO of L.L. Knickerbocker (Thai) Co. Ltd. in Thailand.

STEVE RITCHIE, 66, retired Brig. Gen. USA, DIRECTOR since 2005. Gen. Ritchie became an advisory board member to the Company in August 2005 and subsequently became a Director in October 2005. Prior to joining the Company in these positions, Mr. Ritchie had a career in the US Air Force, culminating with the rank of Brigadier General.

BOB GLASER, 55, CEO and DIRECTOR Mr. Glaser’s is responsible for overseeing all quarterly and yearly budgets, assuring corporate compliance with local, state and federal agencies, management of corporate staff and consultants, upholding the company image, achieving sustained growth and managing day to day operations.  Mr. Glaser served over 35 years as President of an American based manufacturing company. Utilizing Six Sigma he has received numerous awards for excellence and innovation, from such customers as DEP Corporation and Alberto Culver. Mr. Glaser has an extensive background in engineering and has been recognized for achievements in strategic management, while receiving 3 President Awards and ranking in the top 5% of industry CEO’s.  From 2008-2010 Mr. Glaser served as SET Corps VP of Operations. On September 25, 2010 the Board of Directors elected Bob Glaser to be an Executive Director of the company

KEITH MORLOCK, 35, DIRECTOR since 2009 and CORPORATE SECRETARY, is currently the CEO of Pro Water, an injection well disposal refinery in Utah.  Pro Water specializes in processing produced water for the oil and gas industry.  Mr. Morlock has extensive history in GMP, writing SOP’s and over 14 years of dealing with regulatory agencies including the EPA and the FDA. Much of this background was achieved while he managed several large manufacturing companies. This included overseeing water treatment design as it is critical in pharmaceutical manufacturing. In addition his expertise includes researching, analyzing, and monitoring financial, technological, and demographic factors to capitalize on market opportunities and minimize competitive activity. He has developed and executed comprehensive operation and marketing plans, both short and long range, to support the sales and revenue objectives of the organization.

For information regarding resignations and appointments of Officers, Director and Significant Employees, please refer to previously reported information in Current Reports on Form 8-K as filed with the SEC on July 9, 2010, August 26, 2010, September 21, 2010, September 24, 2010 and November 5, 2010 as incorporated by this reference.  In addition, as incorporated by this reference, please refer to the Form 10-K filed with the SEC on July 14, 2010 for additional information regarding Company resignations and appointments of Officers, Directors and Significant Employees.

Family Relationships

Other than as noted below, there are no family relationships among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

However, currently Bob Glaser, the Company’s CEO and a Director, and Cynthia Glaser, the current Company’s controller and Principal Accounting Officer are married.

Involvement in Certain Legal Proceedings

To the best of our knowledge, the Company, for the past five years, no director or officer of the Company has been involved in any of the following: (1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

ITEM 6.      EXECUTIVE COMPENSATION

The following table sets forth the compensation of the sole Manager of Pro Water at the time of the Acquisition:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Keith Morlock
LLC Manager	2010	$36,006							$36,006

The following table sets forth the compensation of our Executive Officers of the Company at the time of the Acquisition:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Grant King	2009	$-		$(141,887)	(3)	$12,000				$153,887
CEO and Director RGBL	2010	$13,975		$(89,560)	(3)					$103,535

Richard Lambright	2009	$58,228		-		$7,490				$65,718
Principal Financial Officer(1)	2010	$15,752		-						$15,752

Juzer Jangbarwala	2009	$-				$6,000				$6,000
CTO and Director (2)	2010	$-		$71,250						$71,2560

(1)	Richard Lambright served as Principal Officer for the Company. Mr. Lambright resigned his position as of July 7, 2010.

(2)
Juzer Jangbarwala served as Director and Chief Technology Officer for the Company.  Mr. Jangbarwala resigned both positions as of April 17, 2009.  As a result of the resignation, Mr. Jangbarwala forfeited 800,000 options during the year ended March 31, 2010.

(3)	Fair market value of common stock issued in lieu of salary.

As incorporated by this reference, please refer to the Form 10-K filed with the SEC on July 14, 2010 for information regarding Executive Compensation for the fiscal years ended March 31, 2010 and 2009.

DIRECTOR COMPENSATION

Pro Water is a single owner, Manager operated LLC and therefore does not have any directors.

The following table sets forth the compensation of the Company’s Directors as of the date of the Acquisition:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steve Ritchie			$12,000				$12,000
David Koontz			$12,000				$12,000

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisablee	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Grant King	300,000			$0.06	Various dates thru 2013

Richard Lambright	300,000			$0.06	2014

There were no awards of any options for Pro Water at the date of the Acquisition.

As incorporated by this reference, please refer to the Form 10-K filed with the SEC on July 14, 2010 for information regarding Director Compensation for the fiscal years ended March 31, 2010 and 2009.

ITEM 7.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On the date of the Acquisition, the Pro Water did not have any related party transactions.

For information regarding the current information previously filed with the SEC regarding the Company’s related party transactions, as incorporated by this reference, please refer to the Form 10-K for the fiscal year ended March 31, 2010, filed with the SEC on July 14, 2010.

ITEM 8.     LEGAL PROCEEDINGS

As of the date of this filing, in connection with a cross complaint brought by Yates Petroleum Company (“YPC”) against the Company in the District Court of Johnson County, Wyoming (Case no. CV-2008-0102), as discussed in the Company’s prior filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2010, on August 2, 2010, Yates’ motion to continue hearing on summary judgment was denied, and the Company’s motion for alternative dispute resolution was granted.   As of November 30, 2010 an agreement, via arbitration, was reached.  The $236,306 was money YPC paid during the original construction of the plant that was to be repaid to them at the completion of construction. In addition to these monies SET was responsible for the complete removal and remediation of the ponds, buildings and land to its original condition prior to the plant construction.  The agreement dated November 30, 2010 requires that SET Corp pay $175,000 at 10% interest for a 24 month period and remove and remediate the effluent pond. The influent pond and all of the remaining structures and their remediation will be the responsibility of YPC. The asset had a carrying cost of $30,000 that was recorded in discontinued operations.

Other than the foregoing, the Company is not aware of any litigation, either pending or threatened.

ITEM 9.     MARKET PRICE OF DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

As a smaller reporting company, the Company is not required to provide the information required under this item.

ITEM 10.     RECENT SALES OF UNREGISTERED SECURITIES

On June 30, 2010, the Company and Horst Franz Geicke, a shareholder, entered into an amendment to an existing unsecured convertible short term loan facility dated January 5, 2010 (the “Note”, previously disclosed on Form 10-Q dated February 22, 2010) pursuant to which the Registrant borrowed $150,000 from Mr. Geicke.  The amendment raised the conversion price of the Note from $0.01 to $0.025 and Mr. Geicke waived Registrant’s obligation of repayment of any interest due on the Note.  On July 7, 2010, Horst Franz Geicke, the holder of the Note as described above, converted the $150,000 principal balance into shares of registrant’s common stock pursuant to the terms of the Note.  Accordingly, the Company issued 6,000,000 shares of its common stock to Mr. Geicke.  The issuance of securities was exempt from registration pursuant to Regulation S.

On July 7, 2010, the Company issued 20,000,000 shares of its common stock to Mr. Geicke according to the terms of the Pro Water Acquisition Agreement. The issuance of securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

On July 7, 2010, the Company issued 25,000,000 shares of its common stock to Mr, Geicke for proceeds of $625,000 in a private placement. The issuance of securities was exempt from registration pursuant to Regulation S.

On July 7, 2010, the Company issued 14,000,000 shares of its common stock to Grant King, Registrant’s Chief Executive Officer and Director in exchange for the conversion of $357,000 of unpaid and accrued compensation due to Mr. King. The issuance of securities was exempt from registration pursuant to Regulation S.

On July 7, 2010, the Company issued 9,750,000 shares of its common stock to Bob Glaser, Registrant’s Officer and Director in exchange for the conversion of $248,625 of unpaid and accrued compensation due to Mr. Glaser. The issuance of securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

 On July 7, 2010, the Company issued 7,000,000 shares of its common stock to Keith Morlock, Registrant’s Officer and Director in exchange for the conversion of $178,500 of unpaid and accrued compensation due to Mr. Morlock. The issuance of securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

On July 7, 2010, the Company issued 500,000 shares of its common stock as compensation for past legal services to a third party consultant. The issuance of securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

During the quarter ended December 31, 2010, the Company sold 1,020,000 unregistered common shares to six investors for proceeds of $48,000. The securities were sold exempt from registration pursuant to Regulation D of the securities act of 1933.

For information previously filed with the SEC regarding the Company’s recent sale of unregistered securities, as incorporated by this reference, please refer to the Form 10-K for the fiscal year ended March 31, 2010, filed with the SEC on July 14, 2010 and the Form 10-K for the fiscal year ended March 31, 2009 as filed with the SEC on July 31, 2009.

ITEM 11.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

As of the date of the Acquisition, the Company’s bylaws provide that the Company indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Company to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys’ fees, arising out of his or her status as a director, officer, agent, employee or representative.  The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled.  The Company may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Company would have the legal power to indemnify them directly against such liability.

Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by the Company in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Company as authorized and upon satisfaction of other conditions required by current or future legislation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment of expenses incurred or paid by a Game Plan director, officer or controlling person in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or preceding involving any of the Company’s director(s), officer(s) or employee(s) in which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.

ITEM 12.      FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See exhibit index below.

ITEM 13.      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 5.01     Changes in Control of Registrant

On July 7, 2010, the Company entered into the Pro Water Acquisition Agreement with Pro Water, LLC, a Utah limited liability company (the “Acquisition”) as fully described above in Section 2.01 of this Current Report, which disclosures are incorporated by reference herein.

The Company, in exchange for the payment of 20,000,000 shares of the Company’s restricted common stock, a secured convertible promissory note payable quarterly over the period of one year from the closing date in the amount of $2.0 million, with an interest rate of 5% and a conversion feature at the option of the holder into shares of the Company’s common stock at a price of $0.10 per share, and the assumption of Pro Water debts received all of the issued and outstanding membership interests of Pro Water.    Such membership interests were owned by Metropolitan Real Estate LLC, a New York limited liability company (“Metropolitan”) controlled by Horst Franz Geicke, a significant shareholder of the Company.

On July 12, 2010, the terms of the acquisition were amended whereby the number of shares of common stock paid for Pro Water was increased to 33,333,333 (from 20,000,000), and the conversion rate of the $2,000,000 related secured convertible promissory note, which previously all converted at $0.10 at the option of the holder, such amended to so that $1,600,000 of the note may be converted at $0.20 per share and $400,000 may be converted at $0.025 per share.

Without constituting a determination by the Company as to the occurrence or non-occurrence of a change in control of the Company in any other context, the issuance of shares of our common stock to Metropolitan, with such acquisition, combined with shares Mr. Geicke previously owned or was issued in unrelated transactions, as described in our original Current Report on Form 8-K filed in July, for purposes of this Item 5.01, be deemed to have resulted in a change in control of the Company.

As of the date of the Acquisition, Mr. Geicke directly and indirectly beneficially owned in the aggregate 96,448,184 shares of our common stock, representing 42.23% of our outstanding common stock.

There are no arrangements or understandings among the Company and Mr. Geicke with respect to the election of directors or other matters.

ITEM 9.01     Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The audited financial statements of Pro Water including notes thereto are filed as Exhibit 99.1 of this amended Current Report and include:

●	Balance Sheets as of June 30, 2010 and March 31, 2010,

●	Statements of Operations and Members Equity for the three months ended June 30, 2010 and the period from October 1, 2009 through March 31, 2010,

●	Statements of Cash Flows for the three months ended June 30, 2010 and the period from October 1, 2009 through March 31, 2010

(b) Pro forma financial information.

The following unaudited pro forma financial information including notes thereto is filed as a part of this Amendment No. 3 to this Current Report on Form 10 and is attached hereto as Exhibit 99.2:

•	Pro Forma Condensed Combined Balance Sheet as of June 30, 2010;

•	Pro Forma Condensed Combined Statement of Operations for the three months ended June 30, 2010; and

•	Pro Forma Condensed Combined Statement of Operations for the period from October 1, 2009 to March 31, 2010.

(d)  Exhibits

The following are filed as a part of this Current Report on this Form 8-K and are incorporated by reference to previous filings, if so indicated:

Exhibit Number	Description

13.1	Form 10-K as filed with the SEC on July 31, 2009
13.2	Form 10-K as filed with the SEC on July 14, 2010
13.3	Form 10-Q as filed with the SEC on February 17, 2011
99.1	Audited Financial Statements listed in Item 9.01(a)
99.2	Unaudited Pro Forma Combined Financial Statements listed in Item 9.01(b)
99.3	Pro Water Acquisition Agreement and Convertible Secured Promissory Note as filed with the SEC on July 9, 2010 on Form 8-K
99.4	Amendment to Convertible Secured Promissory Note as filed with the SEC on February 17, 2011 on Form 10-Q
99.5	Amendment 1 to the Pro Water Acquisition Agreement
99.6	Technology Purchase Agreement as filed with the SEC on September 3, 2010 on Form 8-K
99.7	WES TPA Appendix 2 License Agreement
99.8	Form 8-K filed with the SEC on July 9, 2010
99.9	Form 8-K filed with the SEC on August 26, 2010
99.10	Form 8-K filed with the SEC on September 3, 2010
99.11	Form 8-K filed with the SEC on September 21, 2010
99.12	Form 8-K filed with the SEC on September 24, 2010
99.13	Form 8-K filed with the SEC on November 5, 2010
99.14	Form 8-K amendment filed with the SEC on November 22, 2010
99.15	Form 8-K amendment filed with the SEC on January 10, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sustainable Environmental Technologies Corporation
Dated: March 7, 2011	By: /s/ Bob Glaser
Bob Glaser
Title: CEO